UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2013

THE DUN & BRADSTREET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15967	22-3725387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

103 JFK Parkway, Short Hills, NJ	07078
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 921-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	1

Item 9.01	Financial Statements and Exhibits	1

SIGNATURES		2

EX-99.1:	PRESS RELEASE

EX-99.2:	OFFER LETTER OF EMPLOYMENT

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 10, 2013, we issued a press release announcing the appointment of Mr. Robert Carrigan as President and Chief Executive Officer of D&B, and as a member of our Board of Directors, all effective October 7, 2013.

Mr. Carrigan is 47 years old and has served as CEO of IDG Communications, Inc. (“IDG”) since 2008. From 2003 to 2008, Mr. Carrigan served in roles of increasing responsibility with IDG, including as President and CEO of its business units in the U.S. Mr. Carrigan currently serves as a member of the Board of Directors of IDG.

Mr. Carrigan will receive the following compensation pursuant to the terms of an offer letter with D&B: (i) an annual base salary of $850,000; (ii) a target bonus opportunity for 2013 of $276,250; (iii) a target bonus opportunity for 2014 of $1,105,000; (iv) an equity grant for 2014, having an economic value of approximately $3,000,000; and (v) a sign on equity grant having an estimated economic value of $1,000,000, to consist of leveraged restricted stock units with a grant date of October 7, 2013. Mr. Carrigan will also participate in the Company’s Change-In-Control Plan, will enter into our standard form of Indemnification Agreement, and will be eligible to participate in all of D&B’s other compensation plans generally available to employees. Mr. Carrigan will not receive any additional compensation for his service on D&B’s Board of Directors or serve as a member of any committee of the Board of Directors.

In connection with Mr. Carrigan’s appointment, the following actions will also be undertaken:

•

Ms. Sara Mathew, our current Chairman of the Board and Chief Executive Officer, will step down from the Board and her executive positions effective October 7, 2013, and will continue with D&B in a non-executive role to facilitate a smooth leadership transition until she retires from D&B on December 31, 2013. Ms. Mathew previously announced her intention to retire in May 2013.

•

Mr. Christopher Coughlin, our current Lead Director, will assume the role of non-executive Chairman of the Board effective October 7, 2013, thereby separating the roles of Chairman and CEO. Mr. Coughlin will continue to be compensated at his current level of compensation for his service as Lead Director.

A copy of the above referenced press release and offer letter to Mr. Carrigan are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated in this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.1	Press Release of The Dun & Bradstreet Corporation, dated September 10, 2013.

99.2	Offer Letter of Employment of Mr. Robert Carrigan, dated September 6, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Dun & Bradstreet Corporation

By:	/s/ Richard S. Mattessich
Vice President, Associate General
Counsel and Assistant Corporate Secretary

DATE: September 10, 2013

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